UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

Talend S.A.

(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9, rue Pages Suresnes, France 92150

(Address of principal executive offices) (zip code)

+33 (0) 1 46 25 06 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*

*  Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 5, 2019, Talend S.A. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC as representatives of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”), to issue and sell €125 million aggregate principal amount of 1.75% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Company also granted the Initial Purchasers a 13-day option to purchase up to an additional €18.75 million aggregate principal amount of Notes.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On September 5, 2019, in connection with the Company’s sale of the Notes, the Company terminated the Loan and Security Agreement (the “Loan Agreement”) dated February 14, 2019, as amended on April 3, 2019, by and among Talend, Inc., Talend USA, Inc., Stitch Inc. and Pacific Western Bank, and the agreements related to the Loan Agreement. The Loan Agreement provided for a secured revolving credit facility in an aggregate principal amount of up to $30.0 million at any time outstanding. The Company did not incur any early termination penalties in connection with the termination of the Loan Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 5, 2019, the Board approved an update to Article 6 of the Company’s By-laws, effective immediately, solely to reflect an increase to the Company’s share capital as a result of shares issued upon completion of an offering purchase period under the Company’s Amended and Restated 2017 Employee Stock Purchase Plan.

The foregoing description is qualified in its entirety by reference to the full text of the By-laws, the English translation of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Launch Press Release

On September 4, 2019, Talend S.A. issued a press release announcing its intention to offer €125 million aggregate principal amount of convertible senior notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pricing Press Release

On September 5, 2019, the Company issued a press release announcing the pricing of its offering of €125 million aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated By-laws (statuts) of Talend S.A. (English Translation), effective as of September 5, 2019.

10.1	Purchase Agreement, dated September 5, 2019, by and among Talend S.A. and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named in Schedule I thereto.

99.1	Press Release, dated September 4, 2019.

99.2	Press Release, dated September 5, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

By:
/s/ Adam Meister
Adam Meister
Chief Financial Officer

Date:  September 6, 2019